EXHIBIT 99.2

INDEX OF FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	2
Statement of Assets Acquired and Liabilities Assumed at August 21, 2009	3
Notes to Statement of Assets Acquired and Liabilities Assumed	4 - 10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of IBERIABANK Corporation

We have audited the accompanying statement of assets acquired and liabilities assumed by IBERIABANK (a wholly owned subsidiary of IBERIABANK Corporation) pursuant to the Purchase and Assumption Agreement dated August 21, 2009, as amended (the Agreement). This statement of assets acquired and liabilities assumed is the responsibility of the Company’s management. Our responsibility is to express an opinion on this statement of assets acquired and liabilities assumed based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets acquired and liabilities assumed is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of assets acquired and liabilities assumed referred to above presents fairly, in all material respects, the assets acquired and liabilities assumed by IBERIABANK (a wholly owned subsidiary of IBERIABANK Corporation) pursuant to the Agreement, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
New Orleans, Louisiana
February 25, 2010

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

by IBERIABANK

(a wholly owned subsidiary of IBERIABANK Corporation)

(Dollars in millions)

August 21, 2009
Cash and due from banks	$6.6

Interest-bearing deposits in banks, Federal funds sold and the Federal Reserve account	89.1
Investment securities	50.1

Covered loans	363.1
FDIC indemnification asset	88.1

Total loans	451.2

Core deposit intangible asset	0.4

Other assets	13.3

Total assets acquired	$610.7

Deposits:
Noninterest-bearing deposit accounts	$56.5
Interest-bearing deposit accounts	74.8
Savings deposits	4.7
Time deposits	381.4

Total deposits	517.4

Advances from the Federal Home Loan Bank	30.6
Accrued expenses and other liabilities	5.4

Total liabilities assumed	$553.4

Net assets acquired	$57.3

Deferred tax liability	21.8

Net assets acquired, including deferred tax liability	$35.5

The accompanying notes are an integral part of these financial statements.

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

by IBERIABANK

(a wholly owned subsidiary of IBERIABANK Corporation)

Note 1 — FDIC-Assisted Acquisition of Certain Assets and Liabilities of CapitalSouth

On August 21, 2009, IBERIABANK (the Bank), a wholly owned subsidiary of IBERIABANK Corporation (the Company), entered into a purchase and assumption agreement (the Agreement) with the Federal Deposit Insurance Corporation (FDIC) and the FDIC as receiver, pursuant to which the Bank acquired certain assets and assumed substantially all of the deposits and certain liabilities of CapitalSouth Bank, an Alabama state-chartered bank headquartered in Birmingham, Alabama (CapitalSouth).

CapitalSouth operated through 10 branches located in Alabama and Florida. The Bank assumed $517.4 million of the deposits of CapitalSouth at estimated fair value. Additionally, the Bank acquired loans with an estimated fair value of $363.1 million and an unpaid principal balance of $477.8 million, $10.2 million in other real estate (OREO), and $50.1 million of investment securities. All of the acquired loans and OREO are covered by loss sharing agreements (covered assets) between the FDIC and the Bank.

The assets acquired and liabilities assumed in the transaction are presented at estimated fair value on the date of the acquisition. The fair values of the assets acquired and liabilities assumed were determined as described in Note 3 below. These fair value estimates are considered preliminary, and are subject to change after the closing date of the acquisition as additional information relative to closing date fair values becomes available. The Bank and the FDIC are engaged in on-going discussions that may impact which assets and liabilities are ultimately acquired or assumed by the Bank and/or the purchase prices. In addition, the tax treatment of FDIC assisted acquisitions is complex and subject to interpretations that may result in future adjustments of deferred taxes as of the acquisition date.

Note 2 — Loss Sharing Arrangement and FDIC Indemnification Asset

As part of the Agreement, the Bank and the FDIC entered into certain loss sharing arrangements. Pursuant to the terms of these loss sharing arrangements, the FDIC’s obligation to reimburse the Bank for losses with respect to certain loans and other real estate owned (OREO) begins with the first dollar of loss incurred. Approximately $516.5 million in pre-acquisition book value and commitments of assets which include single family residential mortgage assets, commercial real estate, commercial and industrial loans, consumer loans, credit card loans and other commercial assets are covered under these agreements. The amounts covered by the loss sharing agreements are the pre-acquisition book values of the underlying assets, the contractual balance of unfunded commitments that were acquired, and certain future net direct costs. The FDIC will reimburse the Bank for 80% of losses of up to $135 million with respect to covered assets of CapitalSouth Bank. The FDIC will reimburse the Bank for 95% of losses in excess of this amount. The Company will reimburse the FDIC for its share of recoveries with respect to losses for which the FDIC paid the Bank a reimbursement under the loss sharing agreements. Certain other assets of CapitalSouth were acquired by the Company that are not covered by loss sharing agreements with the FDIC. These assets include investment securities purchased at fair market value and other tangible assets.

The following table summarizes the assets covered by the loss sharing agreements, the amount covered by the FDIC and the fair value:

	August 21, 2009 (dollars in millions)
	Amount Covered	Fair Value
Assets subject to stated threshold:
Loans	$477.8	$363.1
Other Real Estate	12.1	10.2

Total Covered Assets	489.9	373.3

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

by IBERIABANK

(a wholly owned subsidiary of IBERIABANK Corporation)

The loss sharing agreements applicable to single family residential mortgage assets provides for FDIC loss sharing and Bank reimbursement to the FDIC, in each case as described above, for ten years. The loss sharing agreement applicable to commercial and other loans and other assets provides for FDIC loss sharing for five years and Bank reimbursement of recoveries to the FDIC for eight years, in each case as described above.

The loss sharing agreements are subject to certain servicing procedures as specified in agreements with the FDIC. The expected reimbursements under the loss sharing agreements were recorded as indemnification assets on the Audited Statement of Assets Acquired and Liabilities Assumed at their estimated fair value of $88.1 million on the acquisition date. The FDIC loss share indemnification assets reflect the present value of the expected net cash reimbursement related to the loss sharing agreements described above.

Note 3 — Basis of Presentation

The Bank has determined that the acquisition of the net assets of CapitalSouth constitutes a business acquisition as defined by the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 805, Business Combinations. Accordingly, the assets acquired and liabilities assumed are presented at their estimated fair values as required by that topic. Fair values were determined based on the requirements of ASC Topic 820, Fair Value Measurements. In many cases the determination of these fair values required management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. The following is a description of the methods used to determine the fair values of significant assets and liabilities and the fair value determination of each involves significant estimates and assumptions.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the amounts reported in the audited statement of assets acquired and liabilities assumed and accompanying notes. Actual results could differ from those estimates.

Cash, due from banks and federal funds sold, interest-bearing deposits in banks and the Federal Reserve

The carrying amount of these assets is a reasonable estimate of fair value based on their short-term nature.

Investment Securities

Investment securities were acquired at their fair values using IDC Pricing supplied by an independent third party investment broker.

Loans

Fair values for loans were based on a discounted cash flow methodology that considered factors including the type of loan and related collateral, accrual status, fixed or variable interest rate, term of loan, expected prepayments and whether or not the loan was amortizing, and a discount rate reflecting the Company’s assessment of risks inherent in the cash flow estimates. Loans were grouped together according to similar characteristics and were treated in certain groups when applying various valuation techniques.

The Company has initially applied the cost recovery method to all loans subject to ASC 310-30 at the acquisition date of August 21, 2009 due to the uncertainty as to the timing of expected cash flows. Each of the ASC 310-30 loans is on nonaccrual status and considered to be impaired. Because of the uncertainty of the expected cash flows, the Company is accounting for each ASC 310-30 loan under the cost recovery method, in which all cash payments are applied to principal. Thus, there is no accretable yield associated with these loans.

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

by IBERIABANK

(a wholly owned subsidiary of IBERIABANK Corporation)

Core deposit intangible

This intangible asset represents the value of the relationships that CapitalSouth had with their deposit customers. The fair value of this intangible asset was estimated based on a discounted cash flow methodology that gave appropriate consideration to expected customer attrition rates, cost of the deposit base, reserve requirements and the net maintenance cost attributable to customer deposits.

Other Real Estate Owned (OREO)

CapitalSouth has $10.2 million in fair value of OREO and foreclosed property, which includes all real estate, other than bank premises used in bank operations, owned or controlled by CapitalSouth, including real estate acquired in settlement of loans. Properties are recorded at the estimated fair value at the date acquired. Fair values of OREO are determined by sales agreement or appraisal, and costs to sell are based on estimation per the terms and conditions of the sales agreement or terms customary for real estate transactions.

FDIC indemnification asset

These loss sharing assets are measured separately from the related covered assets as they are not contractually embedded in the assets and are not transferable with the assets should the Bank choose to dispose of them. Fair value was estimated using projected cash flows related to the loss sharing agreements based on the expected reimbursements for losses and the applicable loss sharing percentages. These expected reimbursements do not include reimbursable amounts related to future covered expenditures. These cash flows were discounted to reflect the uncertainty of the timing and receipt of the loss sharing reimbursement from the FDIC.

FHLB Advances

CapitalSouth has $30.6 million in fair value of Federal Home Loan Bank Advances. Fair value was determined based on the cost to liquidate the liability with the Federal Home Loan Bank of Atlanta including accrued interest.

Other Assets, Accrued Expenses and Other Liabilities

All Other Assets, Accrued Expenses and Other Liabilities are recorded at CapitalSouth book value which was determined to approximate fair value as of acquisition date.

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

by IBERIABANK

(a wholly owned subsidiary of IBERIABANK Corporation)

Deferred taxes

As a result of the $57.3 million bargain purchase gain on the CapitalSouth acquisition, the Company recorded a $21.8 million deferred tax liability, related to the difference between the financial statement and tax basis of the acquired loans and FDIC indemnification assets. Deferred taxes are reported based upon the principles in ASC Topic 740, Income Taxes, and are calculated based on the estimated federal and state income tax rates currently in effect for the Company.

Deposits

The fair values used for the demand and savings deposits that comprise the transaction accounts acquired, by definition equal the amount payable on demand at the reporting date. The fair values for time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered to the interest rates embedded on such time deposits.

Note 4 — Net Assets Acquired

Under the terms of the purchase and assumption agreement, the FDIC agreed to transfer to the Bank (1) certain assets subject to loss-sharing agreements at book value, (2) certain assets that are not subject to the loss-sharing agreements at a contractually-specified purchase price, (3) certain assets at fair value and (4) certain liabilities at book value.

Details related to the transfers at acquisition date, are as follows:

August 21, 2009 (dollars in millions)
Net assets assumed per purchase and assumption agreement	$13.8
Cash received from the FDIC	73.7

Purchase accounting adjustments:
Loans	(114.7)
Investment securities	0.6
FDIC indemnification asset	88.1
Deposits	(1.5)
Core deposit intangible	0.4
FHLB advances	(1.2)
OREO	(1.9)

Net assets acquired	$57.3

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

by IBERIABANK

(a wholly owned subsidiary of IBERIABANK Corporation)

Note 5 — Investment Securities

The table below reflects the acquired investment securities and the related fair value at acquisition date:

	August 21, 2009
	Fair Value (dollars in millions)	Tax-equivalent yield
Mortgage backed securities (1)	$15.9	2.2%
FHLB stock	2.7	0.0%
U. S. Government agency obligations	17.8	2.0%
Tax free municipal securities	12.4	4.1%
FRB stock (2)	1.3	6.0%

Total	$50.1

(1)	These securities were primarily issued by the Federal National Mortgage Association (FNMA), the Government National Mortgage Association (GNMA) and the Federal Home Loan Mortgage Corporation (FHLMC).
(2)	FRB stock was mandatorily redeemed on October 8, 2009 for $1.3 million.

$36.8 million of the acquired investment securities portfolio was pledged as collateral as follows: $1.4 million to Repurchase Agreements, $14.0 million to Federal Reserve Discount Window, $0.8 million for swap agreements and $20.6 million to the State of Alabama for public funds. The estimated fair values of investment securities are shown below by contractual maturity. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

August 21, 2009 Fair Value (dollars in millions)
Due within one year (1)	$14.1
Due after one through five years	5.7
Due after five through ten years	16.1
Due after ten years	11.5
Investments with no stated maturity	2.7

Total	$50.1

(1)	Includes FRB stock mandatorily redeemed on October 8, 2009

Note 6 — Loans

The composition of loans acquired at acquisition date is as follows:

	August 21, 2009
	Fair Value (dollars in millions)	Effective interest Yield
Covered loans:
Single family residential real estate and HELOCs	$115.3	6.50%
Commercial real estate	169.8	7.02%
Real estate construction and land	20.7	6.58%
Installment and consumer	4.4	4.68%
Commercial and industrial	52.9	5.66%

Total	$363.1

There are no unused commitments for troubled debt restructurings as of the balance sheet date.

Loans are placed on non-accrual status when it has been determined that the full collection of principal and interest is in doubt, typically when the loan becomes 90 days past due. Payments received on non-accrual loans are applied to principal until all past due principal payments have been recovered and then applied to interest. Non-accrual loans may be returned to accrual status once the borrower is current on all past due principal and interest payments and shows the ability to continue to pay under the terms of the borrowing agreement for the foreseeable future. Delinquency is determined based on the contractual terms of the loan agreements.

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

by IBERIABANK

(a wholly owned subsidiary of IBERIABANK Corporation)

The following table presents purchased loans accounted for under ASC Topic 310-30 at acquisition date:

August 21, 2009

(dollars in millions)

Non-Impaired Loans

Contractually-required principal and interest	$514.6

Non-accretable difference	(148.4)

Cash flows expected to be collected	366.2

Accretable yield	(3.1)

Fair value of loans accounted for under ASC 310-30	$363.1

Pursuant to an AICPA letter dated December 18, 2009, the AICPA summarized the SEC Staff’s view regarding the accounting in subsequent periods for discount accretion associated with loan receivables acquired in a business combination or asset purchase. Regarding the accounting for such loan receivables, in the absence of further standard setting, the AICPA understands that the SEC Staff would not object to an accounting policy based on contractual cash flows (ASC Topic 310-20 approach) or an accounting policy based on expected cash flows (ASC Topic 310-30 approach). As such IBERIABANK believes analogizing to ASC Topic 310-30 is the more appropriate option to follow in accounting for the credit portion of the fair value discount. By doing so, the non- ASC Topic 310-30 loans are only being accreted up to the value that the acquirer expected to receive at acquisition of the loan.

Note 7 — Other Intangible Assets

The Audited Statement of Assets Acquired and Liabilities Assumed reflects a core deposit intangible asset of $0.4 million at August 21, 2009 related to the CapitalSouth acquisition. The core deposit intangible asset will be amortized utilizing sum of the years digits amortization method over an estimated economic life not to exceed 10 years. Estimated amortization expense for the next five years is $68,592, $61,733, $54,874, $48,015, and $41,155, respectively. The Bank will review the valuation of this intangible asset periodically to ensure that no impairment has occurred. If any impairment is subsequently determined, the Company will record the impairment as an expense in its consolidated statement of operations.

In connection with the CapitalSouth acquisition, the fair value of the assets received exceeded the consideration paid. Accordingly, no goodwill was recorded as a result of the acquisition and the Company recorded a pre-tax bargain purchase gain of $57.3 million.

Note 8 — Deposits

Deposits assumed are composed of the following at acquisition date:

August 21, 2009
Fair Value (dollars in millions)
Non-interest-bearing demand accounts	$56.5
Interest-bearing demand accounts	74.8
Savings deposits	4.7
Time deposits	381.4

Total	$517.4

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

by IBERIABANK

(a wholly owned subsidiary of IBERIABANK Corporation)

At acquisition date, the scheduled maturities and the weighted average interest rates of certificates of deposit and other time deposits of more than $100,000 were as follows:

	August 21, 2009
Period	Fair Value (dollars in millions)	Weighted average interest rate
Less than 3 months	$0.1	3.00%
4 - 6 months	2.3	1.85%
7 - 12 months	59.0	3.64%
Greater than 12 months	21.6	4.34%

Total	$83.1	3.77%

Note 9 — Advances from Federal Home Loan Bank (FHLB)

As of the acquisition date, there were $30.4 million of outstanding borrowings from the FHLB at estimated fair value. The borrowings were secured by a blanket lien on eligible loans plus pledged securities. The advances were recorded at their estimated fair values which were derived using prepayment pricing supplied by the FHLB and have a weighted average effective interest rate of 3.8%. FHLB advances assumed in the acquisition have maturity dates as follows as of the acquisition date:

August 21, 2009
Fair Value (dollars in millions)
1 year or less	$3.0
1-5 years	16.9
After 5 years	10.5

Total	$30.4

Note 10 — Subsequent Events

The Company has evaluated subsequent events through the time of filing this Current Report on Form 8-K/A on February 25, 2010. There were no reportable events.